  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 2000
                                                 REGISTRATION NO. 333-
============================================================================
                   SECURITIES AND EXCHANGE COMMISSIONS
                         Washington, D.C.  20549
                         -----------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                         -----------------------

                            inTEST CORPORATION
           (Exact name of registrant as specified in its charter)

              Delaware                                22-2370659
 (State or other jurisdiction of                  (I.R.S. Employer
  incorporation or organization)                  Identification No.)

            2 Pin Oak Lane
        Cherry Hill, New Jersey                          08003
(Address of principal executive offices)               (Zip Code)

                           Amended and Restated
                             1997 STOCK PLAN
                         (Full title of the plan)

        Robert E. Matthiessen                          Copy to:
 President and Chief Executive Officer        Patricia A. Gritzan, Esquire
         inTEST Corporation                   Saul Ewing Remick & Saul LLP
           2 Pin Oak Lane                      1500 Market St., 38th Floor
     Cherry Hill, New Jersey 08003      Philadelphia, Pennsylvania 19102-2186
           (856) 424-6886                           (215) 972-7139

                     CALCULATION OF REGISTRATION FEE

=========================================================================================
                                     Proposed Maximum    Proposed Maximum      Amount of
Title of Securities   Amount to be  Offering Price Per  Aggregate Offering   Registration
to be Registered       Registered       Share (1)             Price              Fee(1)
Common Stock, Par       500,000        $14.75             $7,375,000.00       $1,947.00
 Value $0.01 Per
 Share
=========================================================================================

(1) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the high and low sale prices of shares of the Common Stock on August 2, 2000.

                                    PART I
               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.(1)

Item 2.   Registration Information and Employee Plan Annual Information. (1)

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed in clauses (a) through (d) below are incorporated herein by this reference thereto, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A filed on April 26, 2000 and Form 10-K/A filed on June 30, 2000;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as amended by Form 10-Q/A filed on June 21, 2000;

     (c) The Registrant's Current Reports on Form 8-K: (i) dated March 9, 2000, as amended by Form 8-K/A filed on May 16, 2000; (ii) dated March 31, 2000; (iii) dated May 16, 2000; (iv) dated July 19, 2000; and (v) dated July 27, 2000;

     (d) The description of the Common Stock contained in the registration statement filed by the Registrant to register such securities under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


-----------
(1) The information called for by Part I of Form S-8 is currently included in the description of the Registrant's Amended and Restated 1997 Stock Plan (the "Plan") which is or will be delivered to each employee selected to participate in the Plan in accordance with Rule 428 under the Securities Act of 1933, as amended. Pursuant to the Note to Part I of Form S-8, this information is not filed with this Form S-8.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VI of the Company's Bylaws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware ("DGCL"). The
Bylaws require the Company, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification. The Bylaws require the Company to indemnify an officer or director in connection with any proceeding (or part thereof) initiated by such officer or director only if the initiation of such proceeding was authorized by the Board of Directors. Reference is made to Section 145 of the DGCL which provides for indemnification of directors and officers in certain circumstances.

     Article IX of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derives an improper personal benefit.

     The Company has obtained an insurance policy which will entitle the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          Not applicable.

Item 8.   EXHIBITS.

     The following is a list of exhibits filed with, or incorporated by reference into, this Registration Statement:

     4       Specimen copy of Common Stock certificate (filed as Exhibit
             4.1 to the Registrant's Registration Statement on Form S-1,
             Commission File No. 333-26457, incorporated herein by
             reference)
     5       Opinion of Saul, Ewing, Remick & Saul LLP
     23.1    Consent of KPMG LLP
     23.2    Consent of Saul, Ewing, Remick & Saul LLP (contained in
                Exhibit No.5)
     24      Power of Attorney (included on signature page of the
               Registration Statement)

Item 9.   UNDERTAKINGS.

   (a)   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
             Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
                   (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the Township of Cherry Hill, State of New Jersey, on August 4, 2000.
                                     inTEST CORPORATION

                                 By: /s/ Robert E. Matthiessen
                                     ----------------------------
                                     Robert E. Matthiessen
                                     President and Chief Executive Officer

                            POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Robert E. Matthiessen and Hugh
T. Regan, Jr., and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                            DATE

/s/ Robert E. Matthiessen   President, Chief Executive       August 4, 2000
-------------------------   Officer and Director
Robert E. Matthiessen       (principal executive officer)


/s/ Hugh T. Regan, Jr.      Treasurer, Secretary and         August 4, 2000
-------------------------   Chief Financial Officer
Hugh T. Regan, Jr.          (principal financial officer)

/s/ Douglas W. Smith        Executive Vice President,        August 4, 2000
-------------------------   Chief Operating Officer
Douglas W. Smith            and Director

                                       6


/s/ Daniel J. Graham        Vice Chairman, Senior Vice      August 4, 2000
-------------------------   President and Director
Daniel J. Graham


/s/ Alyn R. Holt            Chairman                        August 4, 2000
-------------------------
Alyn R. Holt


/s/ Richard O. Endres        Director                       August 4, 2000
-------------------------
Richard O. Endres


/s/ Stuart F. Daniels        Director                       August 4, 2000
-------------------------
Stuart F. Daniels


/s/ Gregory W. Slayton       Director                       August 4, 2000
-------------------------
Gregory W. Slayton


/s/ James J. Greed, Jr.      Director                       August 4, 2000
-------------------------
James J. Greed, Jr.


/s/ William M. Stone         Director                       August 4, 2000
-------------------------
William M. Stone

                                       7

                             EXHIBIT INDEX


EXHIBIT NO.          DESCRIPTION
----------           -----------
4                    Specimen copy of Common Stock certificate (filed as
                     Exhibit 4.1 to the Registrant's Registration Statement
                     on Form S-1, Commission File No. 333-26457, incorporated
                     herein by reference)

5                    Opinion of Saul, Ewing, Remick & Saul LLP

23.1                 Consent of KPMG LLP

23.2                 Consent of Saul, Ewing, Remick & Saul LLP (contained in
                     Exhibit No. 5)

24 Power of Attorney (included on signature page of the Registration Statement)
